2-TRACK GLOBAL, INC.

1270 Broadway, Suite 208

New York, NY 10001

INFORMATION STATEMENT

AND

NOTICE OF ACTION TAKEN WITHOUT A MEETING

          This Information Statement and Notice of Action Taken Without a Meeting is being furnished by the board of directors (the "Board") of 2-Track Global, Inc. (the "Company", "we", "our" or "us") to the holders of our common stock at April 30, 2009 (the "Record Date") in connection with the approval by the written consent of the holders of approximately 51% of our voting securities (the "Approving Stockholders") of the following action (collectively referred to as the "Approved Action").

          1.      To ratify and approve a 1-for-10 reverse stock split of our outstanding common stock and retain 75,000,000 shares of authorized common stock.

          Pursuant to Section 78.320 of the Nevada Revised Statutes (the "NRS"), any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

          Our Board approved the reverse stock split on April 20, 2009. Our Board obtained the stockholder approval of the reverse stock split by means of a written consent of stockholders, dated April 21, 2009. A meeting to approve the Approved Action is therefore unnecessary, and our Board decided to forego the expense of having one.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

          This Information Statement and Notice of Action Taken Without a Meeting is first being mailed on or about May __, 2009, to the holders of our outstanding Common Stock as of the Record Date.

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ABOUT THE INFORMATION STATEMENT

GENERAL

          The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's Common Stock.

          The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

                                                                         2-Track Global, Inc.

                                                                         Corporate Secretary

                                                                         1270 Broadway, Suite 208

                                                                         New York, NY 10001

                                                                         Phone: (732) 927-3820

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

          This information statement is being furnished to you to notify the Company's stockholders as of the close of business on the Record Date of the approval of the Approved Action.

          We believe that implementing a 1-for-10 reverse stock split will yield a more favorable trading range for our common shares listed on the OTC Bulletin Board.

          By leaving the authorized share amount unchanged at 75,000,000 will maintain sufficient shares for the Company to have flexibility in any future stock transactions.

          The planned effective date of the 1-for-10 reverse stock split is May 29, 2009. As of that date, all of the existing outstanding common stock of the Company will be consolidated such that existing stockholders will hold one share of post-split common stock for every ten shares owned prior to the reverse stock split. All fractional shares resulting from the reverse stock split will be rounded up to the next whole share. Consequently, no current stockholders will be eliminated or "cashed-out" as a result of this reverse stock split. Soon after the effective date of the reverse stock split, current stockholders of the Company will be requested to return their stock certificates to the Company in order to be reissued new post-split certificates representing the number of shares each stockholder owns after the reverse stock split.

WHO IS ENTITLED TO NOTICE?

          Holders of each outstanding share of Common Stock on the close of business on the Record Date, which is April 30, 2009, will be entitled to notice of the approval of the Approved Action. Under the NRS, any activities requiring stockholder approval may be taken by obtaining the written consent and approval of the holders of more than 50% of our outstanding voting stock in lieu of a meeting of the stockholders. No action by the minority stockholders in connection with the Approved Action is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

          The voting power entitled to vote on the Approved Action consists of the vote of the holders of a majority of the outstanding shares of our Common Stock, each of whom is entitled to one vote per share. As of the Record Date, 56,577,280 shares of Common Stock (pre-split) were issued and outstanding, of

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which the approving stockholders collectively held 29,189,444 shares representing 51.4% of the shares outstanding.

WHAT VOTE IS REQUIRED TO APPROVE THE APPROVED ACTIONS?

          The affirmative vote of a majority of the shares of Common Stock entitled to vote and outstanding on the Record Date is required for approval of the Approved Action. The approval of such majority was obtained pursuant to a written consent dated as of April 21, 2009.

OUTSTANDING SHARES AND VOTING RIGHTS

          As of the Record Date, the Company's authorized capitalization consisted of 75,000,000 shares of Common Stock, of which 56,577,280 shares were issued and outstanding. The total voting shares as of the Record Date consists solely of the outstanding Common Stock. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any additional shares of Common Stock and do not have any dissenters rights. The following stockholders (holding the indicated number of shares) voted in favor of the Approved Action:

Holder	Number of Shares	Percentage
Woosun Jung	14,902,857	26.3%
Nolboo & Co.	9,985,580	17.6%
Man Ki Chung	1,100,000	1.9%
Doug Kee Jung	1,092,127	1.9%
Seyon Investments	1,287,180	2.3%
Soon Mie Park	821,700	1.4%

Total	29,189,444	51.4%

          The listed shareholders are collectively referred to in this Information Statement as the "Approving Stockholders."

          The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material. This Information Statement will serve as written notice to stockholders pursuant to the Proxy Rules of the U.S. Securities and Exchange Commission ("SEC").

APPROVED ACTION

To Amend and Restate the Articles Of Incorporation To

Reflect a Reverse Split Of Shares

          The Approving Stockholders of the Company approved an amendment to the Articles of Incorporation to implement a 1-for-10 reverse stock split of the Company's outstanding common stock. The reverse stock split will be effective on May 29, 2009 upon the filing of the Amended and Restated Articles of Incorporation with the Nevada Secretary of State. Upon the filing date, the currently outstanding 56,577,280 shares of common stock will be reduced to approximately 5,657,728 shares. The reverse split of the Company's outstanding shares will not affect the number of authorized common shares which shall remain at 75,000,000 shares. The Company's Board believes that maintaining the current number of authorized shares will provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financings and stock based acquisitions.

          A copy of the Amended and Restated Certificate of Incorporation is attached as Exhibit A.

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ADDITIONAL INFORMATION

          PLEASE READ THIS ENTIRE DOCUMENT. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith, file annual and quarterly reports and current reports on Form 8-K with the SEC. These documents and other information can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com. A copy of any public filing is also available, at no charge, by contacting the Corporate Secretary at (732) 927-3820.

By Order of the Board of Directors,

____________________________

Woosun Jung

Chief Executive Officer

New York, New York

May ___, 2009

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Exhibit A